UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2014

Rackspace Hosting, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34143

Delaware	74-3016523
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1 Fanatical Place
City of Windcrest
San Antonio, Texas 78218
(Address of principal executive offices, including zip code)

(210) 312-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
In recent months, Rackspace has been approached by multiple parties who have expressed interest in exploring a strategic relationship with Rackspace, ranging from partnership to acquisition.
Our board decided to hire Morgan Stanley to evaluate the inbound strategic proposals and to explore other alternatives which could advance Rackspace’s long-term strategy.
No decision has been made and there can be no assurance that the Board’s review process will result in any partnership or transaction being entered into or consummated. The company has not set a timetable for completion of this process and does not intend to discuss or disclose further developments with respect to this process unless and until the Board approves a specific partnership or transaction.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rackspace Hosting, Inc.
Date:	May 15, 2014	By:	/s/ Tiffany Lathe
Tiffany Lathe
Vice President and General Counsel